UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 8, 2011
____________________
HEARTLAND PAYMENT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32594	22-3755714
(State or other jurisdiction	(Commission File No)	(I.R.S. Employer
of incorporation or organization)	File No)	Identification Number)

90 Nassau Street, Princeton, New Jersey 08542
(Address of principal executive offices) (Zip Code)
(609) 683-3831
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 8, 2012, Heartland Payment Systems, Inc. (the “Company”) entered into a Merchant Financial Services Agreement (the “Agreement”) with Wells Fargo Bank, N.A (“WFB”). Under the Agreement, WFB agrees to provide services to the Company in connection with the Company's credit and debit card processing for merchants. The ongoing fees payable to WFB by the Company are based upon the monthly transaction volume and include a minimum fee.

Under the Agreement, WFB agrees to register the Company with the MasterCard and Visa networks, and will take all commercially reasonable actions within WFB's control to maintain such registration(s) throughout the period that WFB serves as the Company's sponsor under the Agreement.

The Agreement is non-exclusive and the Company has made no utilization commitment to WFB. The Agreement contains standard representations and warranties and covenants by the parties. The parties agree to mutually indemnify each other for losses relating to the Agreement though the Company is generally responsible for merchant losses.

The Agreement will continue in full force and effect until February 8, 2016 and will automatically renew for successive three year periods unless either party provides six months' written notice of nonrenewal to the other party. Either party can terminate the Agreement by giving 30 days' written notice to the other party if the other party materially defaults in the performance of any duty or obligation or materially breaches a representation or warranty under the Agreement. The Agreement may also be terminated immediately by WFB if the Company sells all or substantially all of its assets or by either party if the other party enters bankruptcy or files for bankruptcy. Either party may terminate the Agreement upon 30 days' advance written notice if they are unable to reach agreement as to future changes to the governing credit policy or fraud prevention program after a 30 day discussion period. WFB may terminate the Agreement if the Company engages in fraudulent activity, causes WFB to violate repeatedly the payment network rules or engages in other activities that may or do result in material economic hardship or damage to Visa and MasterCard. Either party may terminate the Agreement on 10 days' notice if they have been unable to agree to the terms of and sign an agreement relating to ACH processing services by April 30, 2012. Upon termination of the agreement for any reason, the Company will have up to a nine month period to convert to another payment network sponsor and WFB agrees to facilitate conversion of the merchants to the new sponsor at the Company's direction. In the event of a termination of the Agreement by the Company other than for cause prior to February 8, 2016, the Company will be required to pay WFB the amount payable as the monthly minimum until February 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2012

Heartland Payment Systems, Inc.
(Registrant)

By:	/s/ Robert H.B. Baldwin, Jr.
Robert H.B. Baldwin, Jr.
President